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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 22, 1998


                                INFONAUTICS, INC.
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                 (Exact name of registrant specified in Charter)

  Pennsylvania                     0-28284                       23-2707366
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 (State or other                 (Commission                    IRS Employer
 jurisdiction of                 File Number)               Identification No.)
 incorporation)


           900 West Valley Road, Suite 1000
                 Wayne, Pennsylvania                            19087
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       (Address of principal executive offices)                Zip Code

           Registrant's telephone, including area code: (610) 971-8840

                                (not applicable)
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         (Former name and former address, if changed since last report)



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Item 5.           Other Events.

                  On July 22, 1998, Infonautics, Inc. (the "Company") entered into a Securities Purchase Agreement with RGC International Investors, LDC ("RGC") under which it agreed to issue up to 5,000 shares of Series A Convertible Preferred Stock with a stated value of $1,000 per share (the "Series A Preferred Stock") for an aggregate of $5 million in cash.

                  Each share of Series A Preferred Stock is convertible into the number of shares of the Company's Class A common stock (the "Common Stock") equal to (i) the stated value ($1,000) plus a premium of 5% per annum of the stated value from the date of issuance of the Series A Preferred Stock divided by (ii) the Conversion Price. The Conversion Price is equal to the lesser of (i) the average of the closing bid prices on the Nasdaq National Market ("Nasdaq") for any five consecutive trading days during either (A) the twenty trading day period ending one trading day prior to the date that the conversion notice is sent by a holder to the Company on or before 240 days following the issue date and (B) the thirty trading day period ending one trading day prior to any conversion date occurring after 240 days after the issue date, or (ii) the dollar amount which represents 150% of the average of the closing bid prices over the 5 trading days immediately preceding the first closing date or, in the case of any subsequent closing, 130% of the average of the closing bid prices over the 5 trading days immediately preceding the subsequent closing.

                  The holders of the Series A Preferred Stock are subject to limits on the number of shares they can convert at any one time. Unless the trading price of the Common Stock on Nasdaq on the date of conversion is greater than or equal to either (i) 120% of the average of the closing bid prices for any five consecutive trading days during either (A) the twenty trading day period ending one trading day prior to the date that the conversion notice is sent by a holder to the Company on or before 240 days following the issue date and (B) the thirty trading day period ending one trading day prior to any conversion date occurring after 240 days after the issue date or (ii) the dollar amount which represents 150% of the average of the closing bid prices over the 5 trading days immediately preceding the first closing date or, in the case of subsequent closing, 130% of the average of the closing bid prices over the 5 trading days immediately preceding the subsequent closing, and in certain other limited situations, the following limits apply: Prior to January 22, 1999, the Series A Preferred Stock may not be converted; beginning on January 23, 1999, each holder of Series A Preferred Stock may convert up to 25% of its initial holding of Series A Preferred Stock into Common Stock; beginning on February 23, 1999, it may convert up to 50% of its initial holding into Common Stock; beginning on March 23, 1999, it may convert up to 75% of its initial holding; beginning on April 23, 1999, it may convert up to 100% of its initial holding.

                  The Company also issued to RGC five year warrants to purchase 200,000 shares of Common Stock at a purchase price, subject to adjustment, equal to 150% for half of the warrants, and 130% for the other half, of the average closing bid price of the Company's common stock during specified periods.



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                  The Company has agreed to register under the Securities Act of
1933 the resale of the Common Stock to be issued upon conversion of the Series A Preferred Stock or exercise of the warrants.

                  The Certificate of Designations of the Series A Preferred Stock, Securities Purchase Agreement and Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         The following are filed as exhibits to this Current Report on Form 8-K:

         99.1 Statement with Respect to Shares for Series A Convertible Preferred Stock of Infonautics, Inc.

         99.2 Securities Purchase Agreement, dated as of July 22, 1998, between Infonautics, Inc. and RGC International Investors, LDC.

         99.3 Registration Rights Agreement, dated as of July 22, 1998, between Infonautics, Inc. and RGC International Investors, LDC.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INFONAUTICS, INC.


                                  By:   /s/ David Van Riper Morris
                                        ---------------------------
                                        David Van Riper Morris
                                        President and Chief Executive Officer


Dated:  July 22, 1998



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                                  Exhibit Index

Exhibit

99.1 Statement with Respect to Shares for Series A Convertible Preferred Stock of Infonautics, Inc.

99.2 Securities Purchase Agreement, dated as of July 22, 1998 between Infonautics, Inc. and RGC International Investors, LDC.

99.3 Registration Rights Agreement dated as of July 22, 1998 between Infonautics, Inc. and RGC International Investors, LDC.